August 16, 2007

<<Investor Name>>

<<Address1>>

<<Address2>>

<<City, State, ZIP>>

Re: Distributions from Property Sales

Dear <<Investor>>:

I am pleased to provide you with an estimate of your distribution of net proceeds from the sale of certain properties in which your Wells limited partnership(s) invested. In November 2007, Wells plans to pay your distribution of $<< dollar amount of all funds>> on the properties sold. Note that this figure represents a gross amount, and any federal or state withholding rules will be applied to the final distribution.

I also have included any Net Sale Proceeds (NSP) distribution instructions on file where applicable. In the event we do not have instructions on file, Wells will use the default instructions. If you would like to consider reinvesting your distribution in another Wells product, please discuss your suitability for specific products with your financial representative. Note that Wells must receive the properly completed paperwork no later than September 28, 2007.

<<Smart Paragraph A: only insert for Reliance Trust Company Accounts>>

<<Reliance Account

Our records indicate that Reliance Trust Company is your IRA custodian. Wells highly recommends that you contact your tax advisor or financial representative in order to understand the tax and/or other implications related to this planned estimated distribution. In order to change your existing NSP instructions, please send a signed letter to:

Wells Real Estate Funds

Attn: Client Relations

P.O. Box 2828

Norcross, GA 30091-2828

If Reliance does not receive instructions specifying an alternative distribution method by September 28, 2007, they will place your distribution into the Dreyfus Cash Management Plus, Service Shares within your IRA so that it will be treated as a nontaxable event. In order to confirm the instructions that are on file for your Reliance IRA, please contact a Wells Client Services Specialist at 800-557-4830.>>

The estimated amount of net sale proceeds being distributed to you for each fund in which you are a limited partner is as follows:

Wells Fund Estimated Net Sale Proceeds Distribution

<<Wells Real Estate Fund XI, L.P.>> <<Amount>>

<<Wells Real Estate Fund XII, L.P.>> <<Amount>>

<<Wells Real Estate Fund XIII, L.P.>> <<Amount>>

<<Wells Real Estate Fund XIV, L.P.>> <<Amount>>

Wells will disburse your portion of the net sale proceeds as follows:

INSTRUCTIONS <Default/On File>

INSTRUCTION TYPE <Check/EFT/DIP>

RECIPIENT <Who>

ADDRESS <Only for Check>

FIXED AMOUNT/PERCENT <How $ is split for multiple instructions>

ELECTIVE WITHHOLDING PERCENT <If Any>

EXTERNAL ACCOUNT NUMBER <Third-Party Account Number>

<<Smart Paragraph B>>

<<Wells Real Estate Fund XI, L.P.

The net sale proceeds distribution for Fund XI totals approximately $1,970,000, with proceeds coming from the sales of the 1315 West Century Drive, Iomega, and 111 Southchase properties.

The 1315 West Century Drive building, located in Louisville, Colorado, was sold on December 22, 2006. Net sale proceeds allocated to the Fund total $708,328. We used $120,000 of these proceeds to fund a portion of the re-leasing cost at 111 Southchase. Net sale proceeds of $129,215 were distributed to the limited partners in August 2007. The planned distribution includes the residual proceeds of $459,113.

The Iomega building, located in Ogden, Utah, was sold on January 31, 2007, and net sale proceeds of approximately $411,759 were allocated to the Fund. These full proceeds are included in the planned distribution.

111 Southchase Boulevard was sold on May 23, 2007, following the lease execution with Caterpillar, Inc. Net sale proceeds of $1,892,289 were allocated to the Fund. Approximately $1,099,127 is included in the net sale proceeds scheduled in this planned distribution. The remaining proceeds are being reserved at this time.

Distribution of net sale proceeds is governed by Article IX of the Partnership Agreement. The sections of Article IX that cover the calculation of this distribution are explained below.

  Net sale proceeds will be distributed, on a per-unit basis, to Class A and Class B limited partners in equal amounts until each limited partner has received aggregate distributions equal to the amount of each limited partner's original capital contribution, reduced by Net Sale Proceeds previously distributed.>>

<<Wells Real Estate Fund XII, L.P.

The net sale proceeds distribution for Fund XII totals approximately $1,230,000, with proceeds coming from the sales of the Gartner, AT&T Oklahoma, and 111 Southchase properties.

The Gartner building, located in Fort Myers, Florida, was sold on April 13, 2005, as part of a larger portfolio sale. The net sale proceeds allocated to the Fund from this sale were $2,118,499. The November 2005 distribution included $2,117,051 of these proceeds. The remaining $1,448 is included in this planned distribution.

The AT&T Oklahoma building was sold on April 13, 2005, as part of a larger portfolio sale and $9,585,853 in net sale proceeds were allocated to the Fund. The November 2005 distribution included $9,579,588 of these proceeds. The remaining $6,265 is included in this planned distribution.

111 Southchase Boulevard was sold on May 23, 2007, following the lease execution with Caterpillar, Inc. Net sale proceeds of $1,236,704 were allocated to the Fund. Almost the entire amount is included in the net sale proceeds scheduled in this planned distribution. The remaining proceeds are being reserved at this time.

Distribution of net sale proceeds is governed by Article IX of the Partnership Agreement. The sections of Article IX that cover the calculation of this distribution are explained below.

  Net sale proceeds will be distributed to Tax Preferred limited partners until each Tax Preferred limited partner receives an amount equal to the distribution of net cash flow from operations previously paid to the Cash Preferred limited partners, on a per-unit basis, during the same ownership period that each Tax Preferred limited partner held his Tax Preferred units, respectively.
  Remaining net sale proceeds will be distributed, on a per-unit basis, to Cash Preferred and Tax Preferred limited partners in equal amounts until each limited partner has received aggregate distributions equal to the amount of each limited partner's original capital contribution, reduced by Net Sale Proceeds previously distributed.>>

<<Wells Real Estate Fund XIII, L.P.

The net sale proceeds distribution from Fund XIII totals approximately $4,260,000, with proceeds coming from the sales of the 7500 Setzler Parkway and Randstad properties.

7500 Setzler Parkway is located in Brooklyn Park, Minnesota. This asset was sold on January 31, 2007, and net sales proceeds of approximately $4,126,017 were allocated to the Fund. Net sale proceeds of approximately $4,106,465 were distributed to the limited partners in August 2007. The remaining proceeds are included in this planned distribution.

The Randstad - Atlanta building was sold on April 24, 2007. Net sale proceeds of $4,252,507 were allocated to the Fund. Almost all of these proceeds are included in this planned distribution. The remaining proceeds are being reserved at this time.

Distribution of net sale proceeds is governed by Article IX of the Partnership Agreement. The sections of Article IX that cover the calculation of this distribution are explained below.

  Net sale proceeds will be distributed to Tax Preferred limited partners until each Tax Preferred limited partner receives an amount equal to the distribution of net cash flow from operations previously paid to the Cash Preferred limited partners, on a per-unit basis, during the same ownership period that each Tax Preferred limited partner held his Tax Preferred units, respectively.
  Remaining net sale proceeds will be distributed, on a per-unit basis, to Cash Preferred and Tax Preferred limited partners in equal amounts until each limited partner has received aggregate distributions equal to the amount of each limited partner's original capital contribution, reduced by Net Sale Proceeds previously distributed.>>

<<Wells Real Estate Fund XIV, L.P.

The net sale proceeds distribution from Fund XIV totals approximately $4,700,000, with proceeds coming from the sales of the 7500 Setzler Parkway and Randstad properties.

7500 Setzler Parkway is located in Brooklyn Park, Minnesota. This asset was sold on January 31, 2007, and net sales proceeds of approximately $4,597,063 were allocated to the Fund. Net sale proceeds of approximately $4,590,000 were distributed to the limited partners in August 2007. The remaining $7,063 of proceeds is included in this planned distribution.

The Randstad - Atlanta building was sold on April 24, 2007. Net sale proceeds of $4,737,994 were allocated to the Fund. Almost all of these proceeds are included in the net sale proceeds planned in this distribution. The remaining proceeds are being reserved at this time.

Distribution of net sale proceeds is governed by Article IX of the Partnership Agreement. The sections of Article IX that cover the calculation of this distribution are explained below.

  Net sale proceeds will be distributed to Tax Preferred limited partners until each Tax Preferred limited partner receives an amount equal to the distribution of net cash flow from operations previously paid to the Cash Preferred limited partners, on a per-unit basis, during the same ownership period that each Tax Preferred limited partner held his Tax Preferred units, respectively.
  Remaining net sale proceeds will be distributed, on a per-unit basis, to Cash Preferred and Tax Preferred limited partners in equal amounts until each limited partner has received aggregate distributions equal to the amount of each limited partner's original capital contribution, reduced by Net Sale Proceeds previously distributed.>>

Please note that in accordance with the terms of the Partnership Agreements, the General Partners will not be receiving any net sale proceeds from this distribution.

Should you have any questions, please contact us at 800-557-4830. Our Client Services Specialists are available Monday through Thursday, 8:15 a.m. to 6:30 p.m., and Friday, 8:15 a.m. to 5:30 p.m. (ET). You also may send an e-mail to investor.services@wellsref.com.

Thank you for investing with Wells Real Estate Funds.

Sincerely,

/s/ Leo F. Wells III

Leo F. Wells III

General Partner

cc: Financial Representative

DISCLOSURE

This correspondence contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including discussion and analysis of our financial condition and certain other matters. You should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made herein, which include changes in general economic conditions, changes in real estate conditions, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, inability to invest in properties on a timely basis or in properties that will provide targeted rates of return, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this correspondence. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements.

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